POWER OF ATTORNEY

     THESE PRESENTS, that each person whose signature appears below constitutes and appoints Patrick J. Duncan his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including amendments that register additional securities of the same class to be declared effective in accordance with Rule 462(b) promulgated under the Securities Act of 1933 and post-effective amendments) to this Registration Statement, and to file the same, with all exhibits hereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.


/s/ Patrick J. Duncan              President and director     January 24, 2000
-----------------------           (Principal Executive
Patrick J. Duncan                  Officer, Principal
                                   Financial and
                                   Accounting Officer

/s/ Steve A. Antry                 Director                   January 24, 2000
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Steve A. Antry

/s/ Stephen L. Fischer             Director                   January 24, 2000
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Stephen L. Fischer

/s/ Homer C. Osborne               Director                   January 24, 2000
------------------------
Homer C. Osborne

/s/ James C. Ruane                 Director                   January 24, 2000
------------------------
James C. Ruane

/s/ Clemons F. Walter              Director                   January 24, 2000
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Clemons F. Walker